POWER OF ATTORNEY
For Executing Forms 3, 4 and 5
Know all by these presents, that the undersigned hereby constitutes and appoints Gregory F. Pilcher, John F. Reichenberger, Justin P. Byrne and Lisa L. Thurman, signing singly, the lawful attorney in fact of the undersigned in connection with matters related to Kerr McGee Corporation to:

(1)	Prepare, execute, acknowledge, deliver and file for and on behalf
	of the undersigned Forms 3, 4 and 5 (including any amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2)	Do and perform any and all acts for and on behalf of the
	undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4 or 5 and the timely filing of such form with the United States Securities and Exchange
	Commission and any other authority; and

(3)	Take any other action of any type whatsoever in connection with
	the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as may be approved in the discretion of such attorney in fact.

The undersigned hereby grants to each such attorney in fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or any substitute, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

The undersigned acknowledges that this Power of Attorney authorizes, but does not require, each such attorney in fact to act in his or her discretion on information provided to such attorney in fact without independent verification of such information, and this Power of Attorney does not relieve the undersigned from responsibility for complying with
Section 16(a) of the Securities Exchange Act of 1934, as amended.

As to each of the foregoing attorneys in fact, this Power of Attorney shall remain in full force and effect until the earlier to occur of:
(i) the undersigned being no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by Kerr McGee Corporation; (ii) such attorney in fact being no longer employed by Kerr McGee Corporation in the Office of the Corporate Secretary; or (iii) the undersigned revoking this Power of Attorney in a signed writing delivered to such attorney in fact.
This Power of Attorney supercedes any power of attorney previously executed by the undersigned in connection with matters substantially similar to those discussed herein, and any and all other previous powers of attorney are hereby revoked.

IN WITNESS WHEREOF, the undersigned executes this Power of Attorney effective this 14th day of September, 2004.

	 /s/        _____________________________
			Ian L. White-Thomson

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